Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated May 18, 1999, for the Investors Municipal Cash Fund - Investors Michigan Municipal Cash Fund, included in this Post-Effective Amendment No. 13 to the Registration Statement of Investors Municipal Cash Fund under the Securities Act of 1933 (Registration No. 33-34819) and this Amendment No. 14 to the Registration Statement of Investors Municipal Cash Fund under the Investment Company Act of 1940 (Registration No. 811-6108).




                                ERNST & YOUNG LLP



Chicago, Illinois
May 27, 1999